UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PENN MILLERS HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE

This filing amends the supplement to Penn Millers Holding Corporation’s (the “Company”) Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 22, 2011 in order to correct and restate the description of the litigation set forth therein.

Litigation Related to the Merger

As previously disclosed, a lawsuit was filed in a putative class action in the Court of Common Pleas of Philadelphia County, Pennsylvania (the “Court”) in connection with the Merger. In response to plaintiff’s amended complaint, the Company filed a motion to dismiss the lawsuit on November 17, 2011. Following oral argument on November 22, 2011, the Court granted the Company’s motion to dismiss the lawsuit on November 23, 2011.